Exhibit 99.1

NEWS RELEASE	te.com

TE Connectivity delivers results above guidance with 14% sales growth and 19% EPS growth in third quarter of fiscal 2026

Fourth quarter guidance reflects another quarter of double-digit sales and EPS growth

GALWAY, Ireland – July 22, 2026 – TE Connectivity plc (NYSE: TEL) today reported results for the fiscal third quarter ended June 26, 2026.

Third Quarter Highlights

●Net sales were a record $5.16 billion, an increase of 14% on a reported basis and 12% organically year over year, driven by growth in both the Industrial and Transportation segments.
●GAAP diluted earnings per share (EPS) from continuing operations was $2.55, an increase of 19% year over year. Adjusted EPS was a record $2.94, an increase of 22% year over year.
●GAAP operating margin was 19%, an increase of 10 basis points year over year. Adjusted operating margin expanded by 90 basis points year over year to 22%, driven by strong operational performance.
●Record orders in both segments totaling $5.7 billion, an increase of 27% year over year with double-digit order growth in all businesses.
●Cash flow from operating activities was $1.2 billion for the quarter and $3.0 billion year to date. Free cash flow was $883 million for the quarter and $2.2 billion year to date.
●Returned $2.0 billion to shareholders year to date.
●Entered agreement to acquire Astrodyne TDI, expanding TE’s power portfolio in the Industrial segment.

“Our teams delivered record third quarter results above guidance, with strong growth performance in both segments, as we continued to capitalize on customer demand for our innovative interconnect technologies,”

said CEO Terrence Curtin. “Our Industrial team delivered sales growth of over 20 percent, while Transportation increased sales by five percent organically by growing content with customers and outperforming end markets. Orders in the third quarter increased by more than $1 billion year over year to $5.7 billion, reinforcing broad growth across the portfolio and increased momentum in AI in both the data center and across the broader energy infrastructure. Our strong margin performance continues to reflect our resiliency while also investing for growth. We also continue to deliver on our cash generation model, with strong capital returns for shareholders.

“We are significantly outperforming our business model outlined during our Investor Day, setting us up for double-digit increases in sales and EPS for fiscal 2026 as well as strong growth and operating momentum as we head towards 2027.”

Fourth Quarter FY26 Outlook

For the fourth quarter of fiscal 2026, the company expects sales of approximately $5.25 billion, an increase of 11% year over year on both a reported and organic basis. Adjusted EPS is expected to be approximately $3.05, an increase of 18% year over year. GAAP EPS from continuing operations is expected to be approximately $2.84, an increase of 27% year over year.

Information about TE Connectivity's use of non-GAAP financial measures is provided below. For reconciliations of these non-GAAP financial measures, see the attached tables.

TE Connectivity to Acquire Astrodyne TDI

TE also announced today it has entered into a definitive agreement to acquire Astrodyne TDI, a leading provider of advanced power management and filtering solutions for mission critical industrial applications, from Tinicum L.P. The acquired company is expected to contribute annual sales of more than $250 million and will be reported as part of the Industrial Solutions segment. The transaction, at an approximate purchase price of $1.4 billion, is subject to customary regulatory approvals and closing conditions and is expected to close by the end of this calendar year.

Conference Call and Webcast

The company will hold a conference call for investors today beginning at 8:30 a.m. ET. The conference call may be accessed in the following ways:

●	At TE Connectivity’s website: investors.te.com
●	By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (833) 461-5787 and for international callers, the dial-in number is (585) 542-9983; meeting ID: 628904516.
●	A replay of the conference call will be available on TE Connectivity’s investor website at investors.te.com at 11:30 a.m. ET on July 22.

About TE Connectivity

TE Connectivity plc (NYSE: TEL) is a global industrial technology leader creating a safer, sustainable, productive, and connected future. As a trusted innovation partner, our broad range of connectivity and sensor solutions enable the distribution of power, signal and data to advance next-generation transportation, energy networks, automated factories, data centers enabling artificial intelligence, and more. Our more than 90,000 employees, including 10,000 engineers, work alongside customers in approximately 130 countries. In a world that is racing ahead, TE ensures that EVERY CONNECTION COUNTS. Learn more at www.te.com and on LinkedIn, Facebook, WeChat and Instagram.

Non-GAAP Financial Measures

We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

The following provides additional information regarding our non-GAAP financial measures:

•Organic Net Sales Growth (Decline) – represents net sales growth (decline) (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates, and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth (Decline) is a useful measure of our performance because it excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans.

•Adjusted Operating Income and Adjusted Operating Margin – represent operating income and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition-related charges, amortization expense on intangible assets, impairment of goodwill, and other income or charges, if any. We utilize these adjusted measures in combination with operating income and operating margin to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income is a significant component in our incentive compensation plans.

•Adjusted Income Tax (Expense) Benefit and Adjusted Effective Tax Rate – represent income tax (expense) benefit and effective tax rate, respectively, (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition-related charges, amortization expense on intangible assets, impairment of goodwill, other income or charges, and certain significant tax items, if any.

•Adjusted Income from Continuing Operations – represents income from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, amortization expense on intangible assets, impairment of goodwill, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.

•Adjusted Earnings Per Share – represents diluted earnings per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, amortization expense on intangible assets, impairment of goodwill, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

•Free Cash Flow (FCF) – is a useful measure of our ability to generate cash. The difference between net cash provided by operating activities (the most comparable GAAP financial measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. Free Cash Flow is defined as net cash provided by operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including cash paid (collected) pursuant to collateral requirements related to cross-currency swap contracts, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment.

These items are subtracted because they represent long-term commitments. In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of business interruptions negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate, including continuing military conflict in certain parts of the world; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. More detailed information about these and other factors is set forth in TE Connectivity plc’s Annual Report on Form 10-K for the fiscal year ended Sept 26, 2025, as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

ric Mangan 08-783-6629 @te.com
Contacts:	Media Relations: Eric Mangan TE Connectivity 908-783-6629 Eric.Mangan@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.Shah@te.com

# # #

TE CONNECTIVITY PLC

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 26,	June 27,	June 26,	June 27,
	2026	2025	2026	2025

	(in millions, except per share data)
Net sales	$5,160	$4,534	$14,573	$12,513
Cost of sales	3,325	2,934	9,254	8,094
Gross margin	1,835	1,600	5,319	4,419
Selling, general, and administrative expenses	532	491	1,606	1,372
Research, development, and engineering expenses	230	211	692	602
Acquisition and integration costs	9	27	20	41
Restructuring and other charges, net	83	14	103	109
Operating income	981	857	2,898	2,295
Interest income	21	17	67	62
Interest expense	(31)	(28)	(93)	(48)
Other income (expense), net	—	—	2	(2)
Income from continuing operations before income taxes	971	846	2,874	2,307
Income tax expense	(223)	(208)	(520)	(1,128)
Income from continuing operations	748	638	2,354	1,179
Loss from discontinued operations, net of income taxes	—	—	(1)	—
Net income	$748	$638	$2,353	$1,179

Basic earnings per share:
Income from continuing operations	$2.57	$2.16	$8.03	$3.96
Loss from discontinued operations	—	—	—	—
Net income	2.57	2.16	8.03	3.96

Diluted earnings per share:
Income from continuing operations	$2.55	$2.14	$7.98	$3.93
Loss from discontinued operations	—	—	—	—
Net income	2.55	2.14	7.98	3.93

Weighted-average number of shares outstanding:
Basic	291	296	293	298
Diluted	293	298	295	300

TE CONNECTIVITY PLC

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 26,	September 26,
	2026	2025

	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$1,239	$1,255
Accounts receivable, net of allowance for doubtful accounts of $51 and $44, respectively	3,749	3,403
Inventories	3,027	2,699
Prepaid expenses and other current assets	728	609
Total current assets	8,743	7,966
Property, plant, and equipment, net	4,529	4,312
Goodwill	7,403	7,126
Intangible assets, net	2,081	2,227
Deferred income taxes	2,233	2,507
Other assets	1,081	943
Total assets	$26,070	$25,081
Liabilities, redeemable noncontrolling interests, and shareholders' equity
Current liabilities:
Short-term debt	$102	$852
Accounts payable	2,409	2,021
Accrued and other current liabilities	2,149	2,247
Total current liabilities	4,660	5,120
Long-term debt	5,530	4,842
Long-term pension and postretirement liabilities	737	767
Deferred income taxes	176	198
Income taxes	320	414
Other liabilities	1,254	1,010
Total liabilities	12,677	12,351
Commitments and contingencies
Redeemable noncontrolling interests	147	145
Shareholders' equity:
Preferred shares, $1.00 par value, 2 shares authorized, none outstanding	—	—
Ordinary class A shares, €1.00 par value, 25,000 shares authorized, none outstanding	—	—
Ordinary shares, $0.01 par value, 1,500,000,000 shares authorized, 296,097,014 and 302,889,075 shares issued, respectively	3	3
Accumulated earnings	14,500	13,932
Ordinary shares held in treasury, at cost, 6,156,342 and 8,330,931 shares, respectively	(1,350)	(1,356)
Accumulated other comprehensive income	93	6
Total shareholders' equity	13,246	12,585
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$26,070	$25,081

TE CONNECTIVITY PLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 26,	June 27,	June 26,	June 27,
	2026	2025	2026	2025

	(in millions)
Cash flows from operating activities:
Net income	$748	$638	$2,353	$1,179
Loss from discontinued operations, net of income taxes	—	—	1	—
Income from continuing operations	748	638	2,354	1,179
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	256	216	758	594
Deferred income taxes	102	71	261	772
Non-cash lease cost	40	37	118	106
Provision for losses on accounts receivable and inventories	12	19	61	62
Share-based compensation expense	38	36	130	105
Other	(26)	26	(51)	60
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(296)	(220)	(355)	(391)
Inventories	(34)	(167)	(365)	(299)
Prepaid expenses and other current assets	52	(109)	38	31
Accounts payable	256	152	433	298
Accrued and other current liabilities	24	222	(240)	(76)
Income taxes	(10)	117	(94)	172
Other	23	149	(51)	105
Net cash provided by operating activities	1,185	1,187	2,997	2,718
Cash flows from investing activities:
Capital expenditures	(304)	(230)	(832)	(665)
Proceeds from sale of property, plant, and equipment	2	5	6	7
Acquisition of businesses, net of cash acquired	—	(2,307)	(200)	(2,628)
Other	(6)	(5)	(6)	(12)
Net cash used in investing activities	(308)	(2,537)	(1,032)	(3,298)
Cash flows from financing activities:
Net increase (decrease) in commercial paper	—	(1,500)	100	(255)
Proceeds from issuance of debt	—	1,458	750	2,231
Repayment of debt	—	(1)	(851)	(580)
Proceeds from exercise of share options	15	42	79	101
Repurchase of ordinary shares	(529)	(301)	(1,348)	(910)
Payment of ordinary share dividends to shareholders	(226)	(212)	(643)	(594)
Other	(9)	(23)	(67)	(56)
Net cash used in financing activities	(749)	(537)	(1,980)	(63)
Effect of currency translation on cash	1	5	(1)	(4)
Net increase (decrease) in cash, cash equivalents, and restricted cash	129	(1,882)	(16)	(647)
Cash, cash equivalents, and restricted cash at beginning of period	1,110	2,554	1,255	1,319
Cash, cash equivalents, and restricted cash at end of period	$1,239	$672	$1,239	$672

Supplemental cash flow information:
Income taxes paid, net of refunds	$130	$20	$353	$184

TE CONNECTIVITY PLC

RECONCILIATION OF FREE CASH FLOW (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 26,	June 27,	June 26,	June 27,
	2026	2025	2026	2025

	(in millions)
Net cash provided by operating activities	$1,185	$1,187	$2,997	$2,718
Capital expenditures, net	(302)	(225)	(826)	(658)
Free cash flow (1)	$883	$962	$2,171	$2,060

(1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Nine Months Ended
	June 26,		June 27,		June 26,		June 27,
	2026		2025		2026		2025

	($ in millions)
	Net Sales		Net Sales		Net Sales		Net Sales
Transportation Solutions	$2,580		$2,418		$7,469		$6,975
Industrial Solutions	2,580		2,116		7,104		5,538
Total	$5,160		$4,534		$14,573		$12,513

	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin	Income	Margin	Income	Margin
Transportation Solutions	$444	17.2%	$462	19.1%	$1,448	19.4%	$1,353	19.4%
Industrial Solutions	537	20.8	395	18.7	1,450	20.4	942	17.0
Total	$981	19.0%	$857	18.9%	$2,898	19.9%	$2,295	18.3%

	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)
Transportation Solutions	$541	21.0%	$486	20.1%	$1,586	21.2%	$1,476	21.2%
Industrial Solutions	588	22.8	467	22.1	1,608	22.6	1,107	20.0
Total	$1,129	21.9%	$953	21.0%	$3,194	21.9%	$2,583	20.6%

(1) Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NET SALES GROWTH (DECLINE) (UNAUDITED)

	Change in Net Sales for the Quarter Ended June 26, 2026
	versus Net Sales for the Quarter Ended June 27, 2025
	Net Sales		Organic Net Sales
	Growth (Decline)		Growth (Decline) (1)		Translation (2)	Acquisitions

	($ in millions)
Transportation Solutions:
Automotive	$94	5.2%	$53	2.9%	$41	$—
Commercial transportation	71	19.6	63	17.8	8	—
Sensors	(3)	(1.3)	(6)	(2.8)	3	—
Total Transportation Solutions	162	6.7	110	4.5	52	—
Industrial Solutions:
Digital data networks	207	34.2	205	34.0	2	—
Automation and connected living	93	16.3	83	14.3	10	—
Aerospace, defense, and marine	45	12.0	43	11.5	2	—
Energy	132	34.4	126	32.7	6	—
Medical	(13)	(7.2)	(13)	(7.2)	—	—
Total Industrial Solutions	464	21.9	444	21.0	20	—
Total	$626	13.8%	$554	12.2%	$72	$—

	Change in Net Sales for the Nine Months Ended June 26, 2026
	versus Net Sales for the Nine Months Ended June 27, 2025
	Net Sales		Organic Net Sales
	Growth (Decline)		Growth (Decline) (1)		Translation (2)	Acquisitions

	($ in millions)
Transportation Solutions:
Automotive	$290	5.5%	$105	2.0%	$185	$—
Commercial transportation	199	19.7	169	16.9	30	—
Sensors	5	0.7	(18)	(2.7)	23	—
Total Transportation Solutions	494	7.1	256	3.7	238	—
Industrial Solutions:
Digital data networks	733	48.8	715	47.7	18	—
Automation and connected living	230	14.7	180	11.5	49	1
Aerospace, defense, and marine	126	11.6	100	9.2	26	—
Energy	488	55.5	189	21.5	28	271
Medical	(11)	(2.1)	(12)	(2.3)	1	—
Total Industrial Solutions	1,566	28.3	1,172	21.2	122	272
Total	$2,060	16.5%	$1,428	11.4%	$360	$272

(1) Organic net sales growth (decline) is a non-GAAP financial measure. See description of non-GAAP financial measures.
(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 26, 2026

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Amortization	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Expense (1)	(Non-GAAP) (2)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$444	$1	$79	$17	$541
Industrial Solutions	537	8	4	39	588
Total	$981	$9	$83	$56	$1,129

Operating margin	19.0%				21.9%

Income tax expense	$(223)	$(2)	$(22)	$(11)	$(258)

Effective tax rate	23.0%				23.1%

Income from continuing operations	$748	$7	$61	$45	$861

Diluted earnings per share from continuing operations	$2.55	$0.02	$0.21	$0.15	$2.94

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 27, 2025

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Amortization	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Expense (1)	(Non-GAAP) (2)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$462	$—	$7	$17	$486
Industrial Solutions	395	30	7	35	467
Total	$857	$30	$14	$52	$953

Operating margin	18.9%				21.0%

Income tax expense	$(208)	$(7)	$1	$(11)	$(225)

Effective tax rate	24.6%				23.9%

Income from continuing operations	$638	$23	$15	$41	$717

Diluted earnings per share from continuing operations	$2.14	$0.08	$0.05	$0.14	$2.41

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 26, 2026

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Amortization		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Expense (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,448	$1	$84	$53	$—	$1,586
Industrial Solutions	1,450	22	19	117	—	1,608
Total	$2,898	$23	$103	$170	$—	$3,194

Operating margin	19.9%					21.9%

Income tax expense	$(520)	$(5)	$(23)	$(34)	$(114)	$(696)

Effective tax rate	18.1%					22.0%

Income from continuing operations	$2,354	$18	$80	$136	$(114)	$2,474

Diluted earnings per share from continuing operations	$7.98	$0.06	$0.27	$0.46	$(0.39)	$8.39

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Represents a net income tax benefit related primarily to the settlement of prior period tax matters.
(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 27, 2025

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Amortization		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Expense (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,353	$—	$72	$51	$—	$1,476
Industrial Solutions	942	47	37	81	—	1,107
Total	$2,295	$47	$109	$132	$—	$2,583

Operating margin	18.3%					20.6%

Income tax expense	$(1,128)	$(10)	$(19)	$(26)	$587	$(596)

Effective tax rate	48.9%					23.0%

Income from continuing operations	$1,179	$37	$90	$106	$587	$1,999

Diluted earnings per share from continuing operations	$3.93	$0.12	$0.30	$0.35	$1.96	$6.66

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes income tax expense of $574 million related to a net increase in the valuation allowance for certain deferred tax assets associated with a ten-year tax credit obtained by a Swiss subsidiary in fiscal 2024 as well as income tax expense of $13 million related to the revaluation of deferred tax assets as a result of a decrease in the corporate tax rate in a non-U.S. jurisdiction.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 26, 2025

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Amortization		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Expense (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$465	$—	$3	$19	$—	$487
Industrial Solutions	451	10	14	39	—	514
Total	$916	$10	$17	$58	$—	$1,001

Operating margin	19.3%					21.1%

Income tax expense	$(233)	$(2)	$6	$(11)	$31	$(209)

Effective tax rate	26.0%					21.3%

Income from continuing operations	$664	$8	$23	$47	$31	$773

Diluted earnings per share from continuing operations	$2.23	$0.03	$0.08	$0.16	$0.10	$2.59

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Represents income tax expense of $44 million related to an increase in the valuation allowance for certain U.S. tax loss and credit carryforwards and an income tax benefit of $13 million related to the revaluation of deferred tax liabilities as a result of a decrease in the corporate tax rate in a non-U.S. jurisdiction.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 26, 2025

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Amortization		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Expense (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,818	$—	$75	$70	$—	$1,963
Industrial Solutions	1,393	57	51	120	—	1,621
Total	$3,211	$57	$126	$190	$—	$3,584

Operating margin	18.6%					20.8%

Income tax expense	$(1,361)	$(12)	$(13)	$(37)	$618	$(805)

Effective tax rate	42.5%					22.5%

Income from continuing operations	$1,843	$45	$113	$153	$618	$2,772

Diluted earnings per share from continuing operations	$6.16	$0.15	$0.38	$0.51	$2.07	$9.27

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Represents income tax expense of $574 million related to a net increase in the valuation allowance for certain deferred tax assets associated with a ten-year tax credit obtained by a Swiss subsidiary in fiscal 2024 as well as income tax expense of $44 million related to an increase in the valuation allowance for certain U.S. tax loss and credit carryforwards.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of July 22, 2026

(UNAUDITED)

Outlook for
Quarter Ending
September 25,
2026
Diluted earnings per share from continuing operations	$2.84
Acquisition-related charges	0.02
Restructuring and other charges, net	0.04
Amortization expense	0.15
Adjusted diluted earnings per share from continuing operations (1)	$3.05

Net sales growth	10.6%
Translation	0.2
(Acquisitions) divestitures, net	—
Organic net sales growth (1)	10.8%

(1) See description of non-GAAP financial measures.